UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2008
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
First Amendment to Employment Agreement with Stephen E. Macadam
     On January 8, 2008, BlueLinx Holdings Inc. (the “Company”) and Stephen E. Macadam, the Company’s Chief Executive Officer, entered into an amendment to Mr. Macadam’s employment agreement (the “Amendment”) with the Company. Pursuant to the terms of the Amendment, Mr. Macadam agreed to postpone his contractual right to a salary increase of $50,000 in 2008 in recognition of the Company’s decision to not provide salary increases to its officers in 2008 as part of its cost cutting initiatives in response to the severe housing market in which it currently operates. The Company and Mr. Macadam also agreed to extend Mr. Macadam’s Employment Period, defined in the Employment Agreement, for an additional year until December 31, 2009. Mr. Macadam’s base salary will be increased by $50,000 in 2009 rather than 2008. The foregoing description is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Equity Awards to the Company’s Named Executive Officers
     On January 8, 2008, the Board of Directors’ Compensation Committee (the “Committee”) of Company granted awards in the form of restricted shares of the Company’s common stock, as well as performance shares to certain of the Company’s named executive officers (as identified in the Company’s proxy statement relating to the 2007 Annual Meeting of Shareholders). All awards were granted pursuant to and are subject to the terms of the BlueLinx Holdings Inc. 2004 Long-Term Equity Incentive Plan (the “2004 Plan”) or the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”).
Grants of Restricted Stock
     Each restricted stock award was granted in accordance with the terms of the form of Restricted Stock Award Agreement under the 2004 Plan attached hereto as Exhibit 10.2. Each restricted stock award vests on January 8, 2013, five years after the grant date, subject to accelerated vesting under certain conditions. Pursuant to the accelerated vesting provision of the Restricted Stock Award Agreement, one-third of the stock award will vest when the Average Company Share Price, as defined in the Restricted Stock Award Agreement, reaches each of three targets determined based on compounded stock price appreciation of 15% from the closing market price of the Company’s common stock of $3.60 on the day preceding the grant. In any event, no more than 33.333% of the award shares may vest before January 8, 2009. This rate of stock appreciation is not the Committee’s or the Company’s estimate or projection of future prices for the Company’s stock and is used for compensatory purposes only. The restricted stock awards were granted as follows:

Number of Shares of
Name of Recipient	Restricted Stock
Stephen E. Macadam, Chief Executive Officer	122,549
George R. Judd, President & Chief Operating Officer	87,092
Lynn A. Wentworth, Chief Financial Officer	65,359
David J. Dalton, Senior Vice President — West	23,203

Grants of Performance Shares
     Each performance share award was granted in accordance with the terms of the form of Performance Share Award Agreement under the 2006 Long-Term Equity Incentive Plan. Each performance share award provides for a target number of shares of the Company’s common stock to be issued to the recipient at the conclusion of the performance cycle on December 31, 2010, pursuant to the terms of the performance measure vesting schedule in the award agreement (subject to accelerated vesting upon a Change of Control, as defined in the Plan). The performance measure vesting schedule is used to determine the actual amount of shares of Company common stock to be issued to the recipient, based on the Company’s achievement of certain targets for return on net assets (“RONA”) during the period from January 1, 2008 through December 31, 2010. The final RONA targets will be adjusted according to a formula subject to final housing start numbers for the period from January 1, 2008 through December 31, 2010. These targets were approved by the Compensation Committee in conjunction with the grant of performance share awards. Pursuant to the terms of the performance measure vesting schedule, a recipient may earn 0% to 150% of the number of targeted shares awarded to him or her in the Performance Share Award Agreement. The targeted performance share awards were awarded as follows:

Target Number of
Name of Recipient	Performance Shares
Stephen E. Macadam, Chief Executive Officer	135,870
George R. Judd, President & Chief Operating Officer	96,558
Lynn A. Wentworth, Chief Financial Officer	72,464
David J. Dalton, Senior Vice President — West	25,725
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	(10.1)	First Amendment to Employment Agreement with Stephen E. Macadam

	(10.2)	BlueLinx Holdings Inc. 2004 Long-Term Equity Incentive Plan Form of Restricted Stock Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
General Counsel & Secretary

Dated: January 11, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

(10.1)	First Amendment to Employment Agreement with Stephen E. Macadam

(10.2)	BlueLinx Holdings Inc. 2004 Long-Term Equity Incentive Plan - Form of Restricted Stock Award Agreement